                                                                    Exhibit D10


                                   BEFORE THE
                                STATE OF NEW YORK
                            PUBLIC SERVICE COMMISSION

In the Matter of the Joint Petition of Waverly Electric Light and Power Company, Pennsylvania Electric Company, GPU, Inc. and FirstEnergy Corp. for a declaratory ruling concerning section 70 of the Public Service Law or, in the alternative, for consent pursuant to such section of the transfer of beneficial ownership and control of the stock and New York electric plant of Penelec and Waverly as an incident of a plan of merger

                                    Case No.
                                 JOINT PETITION
                                 _______________


                                     Michael Whiteman
                                     Terresa M. Bakner
                                     Whiteman Osterman & Hanna
                                     Attorneys for Joint Petitioners
                                     One Commerce Plaza
                                     Albany, New York 12260
                                     (518) 487-7738

Dated: January 12, 2001

                                   BEFORE THE
                                STATE OF NEW YORK
                            PUBLIC SERVICE COMMISSION

In the Matter of the Joint Petition of Waverly Electric Light and Power Company, Pennsylvania Electric Company, GPU, Inc. and FirstEnergy Corp. for a declaratory ruling concerning section 70 of the Public Service Law or, in the alternative, for consent pursuant to such section of the transfer of beneficial ownership and control of the stock and New York electric plant of Penelec and Waverly as an incident of a plan of merger:

Case No.


                                 JOINT PETITION
                                 ______________


         Pennsylvania Electric Company ("Panelec"), along with Waverly Electric Light and Power Company ("Waverly"), GPU, Inc. ("GPU") and FirstEnergy Corp. ("FirstEnergy"), respectfully request the Public Service Commission (the "Commission") to issue a declaratory ruling disclaiming jurisdiction to review and consent to the merger of GPU and FirstEnergy. Petitioners respectfully request the Commission, in the alternative, to refrain from exercising jurisdiction on the grounds that there is no potential harm to the interests of New York customers from this transaction or, in the event the Commission decides to exercise jurisdiction, to consent to the transfer of beneficial ownership and control of the stock and New York electric plant of Penelec and Waverly to FirstEnergy as an indicent of the merger of GPU into FirstEnergy.

         Petitioners submit that the merger, which is governed by the terms of that certain Agreement and Plan of Merger dated as of August 8, 2000 (the "Merger Agreement"), is outside the jurisdiction of the Commission to review because: Neither GPU nor FirstEnergy, the merging entities, is an electric corporation; Penelec, which will become a subsidiary of FirstEnergy under the merger, if consummated, is not a corporation organized or existing under or by virtue of the laws of New York; and the direct ownership and control of no electric plant in New York will change as a consequence of the merger. In the event that the Commission determines that the proposed merger is within its jurisdiction, Petitioners respectfully submit that the Commission may and should refrain from exercising that jurisdiction to engage in a detailed review of the merger because it can have no adverse impact on the interests of any New York ratepayer. Finally and in the alternative in the event that the Commission determines that it has and will exercise jurisdiction, the Commission should consent to the transfer of beneficial ownership and control because, as will be shown below, such transfer is in the public interest.

          In support of this Petition, Penelec, Waverly, GPU and FirstEnergy (hereinafter, together, the "Petitioners") state as follows:



A.       THE PETITIONERS

         1. Penelec is an electric public utility, incorporated under the laws of Pennsylvania, with headquarters at 2800 Pottsville Pike, Reading, Pennsylvania 19640-0001. Penelec conducts business in New York as "GPU Energy," serving approximately 3800 primarily residential customers in the

Village of Waverly and the western part of the Town of Barton in Tioga County New York (the "Waverly Customers" and the "Waverly District," respectively.) (Penelec also serves approximately one million customers in northern, central and eastern Pennsylvania.) Certified copies of Penelec's certificate of incorporation and application to do business in New York as a foreign corporation are attached hereto as Exhibit A.

         2. Waverly is a wholly-owned subsidiary of Penelec. Waverly owns electric distribution facilities in the Waverly District and leases such facilities to Penelec for use in serving the Waverly Customers. A certified copy of Waverly's certificate of incorporation is attached hereto as Exhibit B.

         3. GPU is a public utility holding company, registered under the Public Utility Holding Company Act of 1935, with headquarters at 300 Madison Avenue, Morristown, New Jersey 07962-1957. GPU owns all of the common stock of Penelec, as well as of Metropolitan Edison Company ("Met-Ed") and Jersey Central Power & Light Company ("Jersey Central"), electric public utilities that conduct business as "GPU Energy" in Pennsylvania and New Jersey, respectively. The GPU Energy utilities together serve about 2.1 million customers in Pennsylvania and New Jersey. A certified copy of GPU's certificate of incorporation is attached hereto as Exhibit C.

         4. FirstEnergy is a diversified energy services holding company, headquartered at 76 South Main Street, Akron, Ohio 44308. FirstEnergy was formed in 1997 as a result of the merger of Ohio Edison Company and Centerior Energy Corporation. FirstEnergy directly owns three electric utility operating companies in Ohio, namely, Ohio Edison Company, The Cleveland Electric Illuminating Company and The Toledo Edison Company; Ohio Edison Company in turn owns a fourth electric utility company, Pennsylvania Power Company ("Penn Power"), operating in portions of western Pennsylvania. Together these utilities serve about 2.2 million customers in northern and central Ohio and western Pennsylvania. A certified copy of FirstEnergy's certificate of incorporation is attached hereto as Exhibit D.

         5. Waverly's distribution plant is the only electric plant in New York owned by any of the Petitioners, directly or indirectly, and the Waverly Customers, who constitute less than one half of one percent of all Penelec's customers, are the only customers in New York served directly by any of the Petitioners. (Affiliates of Penelec and FirstEnergy own generating facilities located outside New York some of the output of which may reach New York in open market transactions through PJM Interconnection LLC and the NY ISO.)

         6. The names and addresses of the Petitioners' attorneys are:

                           Michael Whiteman
                           Terresa M. Bakner
                           Whiteman Osterman & Hanna
                           One Commerce Plaza
                           Albany, New York 12260
                           (518) 487-7738
                           (518) 487-7777 - Fax
                           mw@woh.com
                           tmb@woh.com

Copies of all communications pertaining to this Joint Application should also be served upon the following individuals:

                                   Stephen L. Feld, Esq.
                                   FirstEnergy Corp.
                                   76 South Main Street
                                   Akron, Ohio 44308

                                   Michael J. Connolly, Esq.
                                   GPU Service, Inc.
                                   300 Madison Avenue
                                   Morristown, New Jersey 07962



B.       DESCRIPTION OF THE PROPOSED MERGER

         7. Under the planned merger, FirstEnergy will acquire all of GPU's outstanding shares of common stock and assume GPU's outstanding indebtedness, and GPU will be merged with and into FirstEnergy. FirstEnergy will become a registered holding company under the Public Utility Holding Company Act of 1935 and subject to SEC rules on cost-allocations. Thus, following completion of the merger, FirstEnergy will be subject to all of the same requirements of that Act to which GPU has been subject under that Act, and with which the Commission is well acquainted.

         8. Following completion of the merger, Penelec (and Met Ed and Jersey Central) will be wholly-owned public utility company subsidiaries of FirstEnergy. Waverly will continue to be a wholly-owned subsidiary of Penelec.

         9. Attached hereto and made part hereof as Exhibit E is a true and correct copy of the Agreement and Plan of Merger, which provides further details of the specific arrangements between

GPU and FirstEnergy. The Merger Agreement affects only the parent holding companies, not Penelec or Waverly or the other GPU or FirstEnergy subsidiaries. As a result of the merger, the new parent holding company (FirstEnergy) will replace the former parent holding company (GPU).

         10. Upon consummation of the merger, Penelec will continue to operate as an electric distribution company, and its distribution operations in New York will continue to be subject, as they have been, to the jurisdiction of the Commission. Thus, the merger will not adversely affect any of the day-to-day operations of Penelec in New York (or elsewhere.) Indeed, as set forth in more detail below, the merger will enhance the capabilities of Petitioners to fulfill obligations to provide safe, adequate and reliable service to retail customers in New York and elsewhere.

C.       BENEFITS OF THE MERGER

         11. As of the date of this Joint Petition, the combination of FirstEnergy and GPU will create the nation's sixth largest investor-owned electric system based on the number of customers, with management, employee experience, and technical expertise, retail customer base, energy and related services platform and financial resources to grow and succeed in the rapidly changing energy marketplace.

         12. An inevitable consequence of the evolving competitive electric energy market is that successful industry participants must be able to seek and create economies of scale, reduce duplicative activities and practices, and further enhance operating efficiencies. By combining their resources, years of utility experience and considerable expertise, GPU and FirstEnergy will significantly enhance GPU Energy's capabilities. The merger will create a larger, stronger parent company that is better positioned to compete and to attract capital on reasonable terms for its public utility subsidiaries. The combined customer base of FirstEnergy and GPU, comprised of over four million individuals, businesses and industries, will greatly enhance the capability of the merged parent company to invest in new facilities and emerging technologies that could be cost prohibitive for a smaller company. The Petitioners expect the new merged company to be able to provide customers with a wider range of energy services and products than either company could alone achieve.

         13. The proposed merger is a natural alliance of companies with adjoining service territories and interconnected transmission systems. Even more important than their geographic proximity, FirstEnergy and GPU share similar core values that emphasize attracting and retaining employees with superior skills, knowledge, experience, motivation and dedication; a commitment to customer service-oriented goals; and, the vision to be a premier service provider.

         14. FirstEnergy and GPU have very similar views concerning the appropriate organizational structure and customer focus needed to succeed in today's energy delivery business. FirstEnergy's operating utilities are organized in such a manner as to delegate significant responsibility and authority to regional management. Similarly, the GPU Energy companies are completing efforts they began several months ago to reorganize themselves in a functional way that will put authority and accountability as close as possible to the customers and communities they serve. This shared organizational and operating philosophy, and the related customer-focused culture that the companies share, is important to their successful completion of post-merger integration activities. In addition, FirstEnergy and GPU have a solid track record of attracting, recruiting and retaining a thoroughly qualified, skilled, motivated and dedicated workforce. Sharing such strong commitments to customers, to employees and to local communities are key attributes to developing and maintaining premier energy delivery services.

         15. FirstEnergy anticipates that the merger also will result in overall aggregate cost saving opportunities. FirstEnergy has estimated total annual savings of $150 million for the combined company. This amount is based upon an assumed five percent reduction in operating and maintenance costs that has been typical of other mergers, and not on a detailed evaluation of savings. These savings would be attributed to each particular FirstEnergy entity, as appropriate.

         16. It is important to emphasize, however, that such potential for some measure of cost savings is not the primary factor justifying the merger. The Petitioners' primary motivation is their belief that this merger offers significant strategic advantages that will be of substantial value to the future economic growth of the states they serve. Although the integration process following the merger will be complex and time-consuming, the Petitioners believe that their shared values, goals and commitment to success will help to minimize the challenges that are an inevitable part of any merger process.

         1.  CUSTOMER SERVICE

                  17. The proposed merger will have no adverse impact on Penelec's continued ability to provide safe and adequate utility service to its Waverly customers in New York, nor will it in any way affect the Commission's jurisdiction over the adequacy and reliability of customer service. Indeed, the pooling of "best practices" knowledge by the Petitioners will benefit utility operations and customer service at all levels. As part of the merger integration process, the GPU Energy companies, including Penelec, will review their existing procedures and determine how to combine their own "best practices" with those utilized by the FirstEnergy utilities. The management structure of GPU Energy, particularly as it is being reorganized to enhance its local regional focus on customer service, will ensure a high level of management attention on distribution system reliability. In addition, FirstEnergy has demonstrated a commitment to customer service and reliability. Combining FirstEnergy and GPU "best practices" in the area of customer service will further enhance the separate efforts undertaken to date to achieve a greater degree of reliability and service to individual customer needs.

                  18. The present rules, regulations, terms and conditions of service that are in effect for the Waverly Customers will not change as a result of Commission approval of this Joint Petition and the completion of the merger. Penelec will continue to be fully subject to and accountable for the safeguards and standards promulgated by the Commission to foster safe, adequate and reliable service.

         19. Penelec's Waverly Customers' service rates likewise will continue to be subject to full Commission jurisdiction, and will not be adversely affected by the merger. On December 21, 2000, the Commission issued its approval of a new retail electric service tariff filed by Penelec for the Waverly District. See Case 00-E-1672, Order Approving Tariff Filing, Subject to Conditions, Issued and Effective December 21, 2000. The new tariff implements a retail access program for Penelec's Waverly Customers. The rates and other terms and conditions of service set forth in Penelec's new Waverly District tariff may not be changed by Penelec without further authorization from the Commission. The proposed merger will have no adverse impact on Penelec's rates charged to its Waverly Customers. No merger-related costs in excess of merger related savings (that is, transaction costs, severance payments, etc.) will become part of Penelec's cost of service for ratemaking purposes.

         20. Access to FirstEnergy's additional resources and expertise in providing cost effective supply options in competitive markets will further complement efforts to accommodate customers who rely upon Penelec for their supply of electricity.

         21. As stated previously, FirstEnergy and GPU share a strong commitment to enhancing customer service. The merger will facilitate and build upon these areas of expertise and common experience, and make additional, experienced resources available when needed to meet emergencies, storm outages or other similar circumstances.

         2.       ENHANCED EFFICIENCIES

         22. The Petitioners are confident that the planned merger will create new opportunities for enhanced business and utility operations efficiencies. The merger will permit the Petitioners to eliminate certain duplicative activities and allow for more efficient use of their combined staffing, particularly at the corporate and administrative levels. It is also expected that reduced expenses will result from the merger in areas such as insurance, facilities and professional services.

         23. Implementation of the merger will build upon the efforts already undertaken and achieved in recent years at GPU Energy to restructure and streamline its workforce, and to ensure a strong local presence in each of its operating regions. As previously stated, both FirstEnergy and GPU share several fundamental principles in operating their utility businesses in a cost-effective and efficient manner. They each have a management philosophy that places authority and accountability at the local level, within each region of the utility's customer base. Authority and responsibility for insuring system performance within each region rests with its local handson leadership team and their compensation is tied closely to meeting key performance goals within the regions. Among these responsibilities are active participation in numerous worthwhile local community activities and in city, township and other key municipal and community meetings, to insure that these key stakeholders are properly supported.

D.       EFFECT ON COMPETITION

         24. The merger will have no adverse effect on competition in the supply and distribution of electricity in New York and no adverse impact on Penelece's Waverly customers. There will be no concentration of generation ownership in New York as a result of the merger as neither GPU nor FirstEnergy owns any generating facilities in New York and Penelec owns no generating facilities. In the past, FirstEnergy has sold small amounts of wholesale power to New York utilities in open market transactions. Future wholesale sales, if any, would be made on a similar basis.

         25. Thus, prevailing market conditions will be unaffected by the merger and Penelec will remain fully subject to the Commission's jurisdiction. Moreover, as further assurance in support of this Joint Petition, FirstEnergy also intends to have GPU Energy's transmission system continue to be a part of the PJM Interconnection LLC.

         26. FirstEnergy's future participation as a retail competitive electric generation supplier in New York following approval and implementation of the merger will be subject to all applicable requirements and regulations, including code of conduct provisions, imposed by the Commission with respect to such activities.

E.       ADDITIONAL SUPPORTING DATA

         27. Attached to this Joint Petition, and made part hereof, are several appendices that provide additional data supporting the Applicants' request for approval of the proposed merger,

         28. Attached hereto as Exhibit F is a true and correct copy of the required filing on Form S-4 with respect to the planned merger, as amended and filed with the Securities and Exchange Commission on October 13, 2000.

         29. Attached hereto as Exhibits G and H, respectively, are true and correct copies of GPU's 1999 Annual Report and Form 10-K as filed with the Securities and Exchange Commission.

         30. Attached hereto as Exhibits I and J, respectively, are true and correct copies of FirstEnergy's 1999 Annual Report and Form 10-K as filed with the Securities and Exchange Commission.

         31. Pertinent financial information concerning the Petitioners is included or incorporated by reference in Exhibits F through J , inclusive, and incorporated further herein by reference.

         32. Attached hereto as Exhibit K are certified copies of the meeting minutes of the Boards of Directors of the Petitioners, authorizing the merger to proceed.

         33. Pursuant to the Commission's Rules of Practice, all annual reports, other routine periodic reports to the Commission, certificates of public convenience, securities certificates and similar documents on file with the Commission with respect to the public utility Petitioners are incorporated herein by reference and made part hereof.

F.       OTHER REQUIRED APPROVALS

         34. In addition to approval from the Commission, several other regulatory approvals will be required before the merger can be concluded. These include approvals from the Securities and Exchange Commission, the Federal Energy Regulatory Commission, which will review, among other matters, any potential market power issues, the Nuclear Regulatory Commission, the Federal Communications Commission, a provincial regulatory authority in Argentina, the Pennsylvania Public Utility Commission and the New Jersey Board of Public Utilities.

         35. The proposed merger was approved by the affirmative vote of GPU's and FirstEnergy's shareholders on November 21, 2000.

G.       CONCLUSION

         36. The planned merger is at a parent company level and does not directly involve any New York public utility or electric plant. Thus, the Commission's jurisdiction over mergers and acquisitions under section 70 of the Public Service Law is not implicated and the Commission's ongoing jurisdictional authority over the New York operations of Penelec and Waverly remains totally undisturbed by the planned merger. Given such circumstances, combined with the ample support accompanying this Joint Petition and the detailed review that will be accorded the proposed merger by other federal and state regulatory agencies, the Petitioners hope to expedite the Commission's review process.

         37. The Petitioners request that all reasonable steps be taken to complete any proceeding resulting from this filing within three months, so that the merger may be concluded in the Spring of 2001. Such a completion date is reasonable and achievable because the merger will have no direct effect on any jurisdictional operating utilities.

         38. The merger will create a combined company that is bigger, stronger and more able to compete than either FirstEnergy or GPU would be alone. The last two years have demonstrated that uncertainty in the electric industry and the competitive generation market will increase rapidly during this critical transition from a regulated to a competitive structure. The proposed FirstEnergy/GPU merger will create improved opportunities for GPU Energy's customers, its employees and the shareholders of both parent companies. The opportunities created by this merger should be expedited, not delayed.

         39. For all of the reasons set forth in and supported by this Joint Petition, the proposed transfer of beneficial ownership and control to effectuate the proposed merger (and the proposed merger itself) will promote the public interest and, thus, satisfies the legal requirements for consent by this Commission.

         WHEREFORE, the Petitioners respectfully urge the Commission to issue a declaratory ruling disclaiming jurisdiction or, in the alternative, to review the proposed transfer expeditiously and to grant the Commission's consent thereto.



                              Respectfully submitted,

                         /s/  Michael Whiteman
                             _________________________
                              Michael Whiteman
                              Whiteman Osterman & Hanna
                              Attorneys for Petitioners
                              One Commerce Plaza
                              Albany, New York 12260
                              (518) 487-7738

Dated: January 12, 2001

                                  VERIFICATION

         I, Anthony J. Alexander, hereby declare under penalty of perjury, that I am President of FirstEnergy Corp., that I am authorized to make this verification on its behalf; that I have read the foregoing joint petition; and that the facts stated therein are true and correct to the best of my knowledge, information and belief.

                                        /s/ Anthony J. Alexander
                                        _________________________

Subscribed and sworn to before me
this 11th day of January, 2001


/s/ Dorothy A.  Bratanov
__________________________
Notary Public

     Dorothy A. Bratanov
 Notary Public, State of Ohio
 My Comm. Exp. Feb. 24, 2003

                                  VERIFICATION

         I,_____________________ , hereby declare under penalty of perjury, that I am_____________________________ of GPU, Inc. that I am authorized to make this verification on its behalf; that I have read the foregoing joint petition; and that the facts stated therein are true and correct to the best of my knowledge, information and belief.


                                                   _____________________________

Subscribed and sworn to before me
this _____ day of January, 2001


___________________________
Notary Public

                                    EXHIBIT A

PENNSYLVANIA ELECTRIC COMPANY













CATHY CRAY
RYAN RUSSELL OGDEN SELTZER
COUNTER PICK UP

Microfilm Number              Filed with the Department of State on  MAR 29 1999
                 -----------                                        ------------
Entity Number      212862                     /s/ Kim [Illegible]
              ---------------------- -------------------------------------------
                                     ACTING        Secretary of the Commonwealth


             ARTICLES OF AMENDMENT - DOMESTIC BUSINESS CORPORATION
                            DSCP. 15-1915 (Rev. 90)


     In compliance with the requirements of 15 Pa.C.S. Section 1915 (relating to articles of amendment), the undersigned business corporation, desiring to amend its Articles, hereby states that:

1. The name of the corporation is: PENNSYLVANIA ELECTRIC COMPANY
                                   ---------------------------------------------

--------------------------------------------------------------------------------

2. The (a) address of this corporation's current registered office in this Commonwealth or (b) name or its commercial re-registered office provider and the county of venue is (the Department is hereby authorized to correct the following information to conform to the records of the Department):

(a) 2800 Pottsville Pike       Muhlenberg Township    Pa     19605        Berks
--------------------------------------------------------------------------------
Number and Street              City                   State  Zip          County

(b)
--------------------------------------------------------------------------------
Name of Commercial Registered Office Provider

For a corporation represented by a commercial registered office provider, the county in (b) shall be deemed the county in which the corporation is located for venue and official publication purposes.

3. The statute by or under which it was incorporated is: The Act of the General
                                                         -----------------------
Assembly of the Commonwealth of Pennsylvania entitled "An Act authorizing the
--------------------------------------------------------------------------------
merger and consolidation of certain corporations", approved May 3, 1909, P.L.
--------------------------------------------------------------------------------
408.
----

4. The date of its incorporation is  June 11, 1919                             .
                                    --------------------------------------------

5. (CHECK, AND IF APPROPRIATE COMPLETE, ONE OF THE FOLLOWING):

     [X] The amendment shall be effective upon filing these Articles of Amendment in the Department of State.

     [ ] The amendment shall be effective on:            at           .
                                              ----------    ----------
                                                 Date          Hour

6.   (Check one of the following):

     [X] The amendment was adopted by the shareholders (or members) pursuant to 15 Pa.C.S. Section 1914(a) and (b).

     [ ] The amendment was adopted by the board of directors pursuant to 15 Pa.C.S. Section 1914(c).

7.   (Check, and if appropriate complete, one of the following):

     [ ] The amendment adopted by the corporation, set forth in full, as follows:




     [X] The amendment adopted by the corporation is set forth in full in Exhibit A attached hereto and made a part hereof.


8. (Check if the amendment restates the Articles):

     [X] The restated Articles of Incorporation supersede the original Articles and all amendments thereto.

     IN TESTIMONY WHEREOF, the undersigned corporation has caused these Articles of Amendment to be signed by a duly authorized officer thereof this 8th day of March 1999.

                                        PENNSYLVANIA ELECTRIC COMPANY
                                        -----------------------------
                                            (Name of Corporation)

                                        BY: /s/ [Illegible]
                                            ------------------------------------

                                        TITLE: Vice President and Treasurer
                                               ---------------------------------

                                                                       Exhibit A

                         PENNSYLVANIA ELECTRIC COMPANY

                       RESTATED ARTICLES OF INCORPORATION

I. The name of the Company is PENNSYLVANIA ELECTRIC COMPANY.

II. The location and post office address of the registered office of the Company in the Commonwealth of Pennsylvania is:

                              2800 Pottsville Pike
                              Muhlenberg Township
                        Berks County, Pennsylvania 19605

III. The purposes for which the Company is incorporated are as follows:

     A. The production, generation, manufacture, transmission, transportation, distribution, furnishing and supply of electricity to or for the public.

     B. The engaging in all other lawful business for which corporations may be incorporated under the Business Corporation Law of 1988.

IV. The term of existence of the Company shall be perpetual.

V. The aggregate number of shares which the Company shall have authority to issue shall be:

     A. 5,400,000 shares of Common Stock of the par value of $20 per share having an aggregate par value of $108,000,000; and

     B. 11,435,000 shares of Preferred Stock, without par value, and having a maximum aggregate stated value of $250,000,000.

VI. The board of directors shall have the authority to determine the designations, preferences, voting powers, qualifications, limitations, restrictions, and special or relative rights in respect of any class or series of the Preferred Stock.

VII. If authorized by the board of directors of the Company, any or all classes or series of shares, or any part thereof, may be uncertificated shares, except that with respect to any outstanding shares of the Company represented by a certificate, such shares shall not be uncertificated shares until the certificate is surrendered to the Company.

                          COMMONWEALTH OF PENNSYLVANIA

                              DEPARTMENT OF STATE

                                JANUARY 05, 2001


                TO ALL WHOM THESE PRESENTS SHALL COME, GREETING:


                         PENNSYLVANIA ELECTRIC COMPANY

     In Kim Pizzingrilli, Secretary of the Commonwealth of Pennsylvania do hereby certify that the foregoing and annexed is a true and correct photocopy of Articles of Amendment restating the Articles of Incorporation in their entirety which appear of record in this department


[SECRETARY OF THE COMMONWEALTH OF PENNSYLVANIA SEAL]


IN TESTIMONY WHEREOF, I have hereunto set my hand and caused the Seal of the Secretary's Office to be affixed, the day and year above written.


                                        /s/  Kim Pizzingrilli
                                        ---------------------
                                        Secretary of the Commonwealth

                                                                            DPOS

WHITEMAN OSTERMAN & HANNA
ONE COMMERCE PLAZA
ALBANY, NY 12260


Enclosed is the information you requested. Your payment of $35.00 is hereby acknowledged.


200101050215   39

STATE OF NEW YORK  )
                   ) ss:
DEPARTMENT OF STATE)

I hereby certify that the annexed copy has been compared with the original document in the custody of the Secretary of State and that the same is a true copy of said original.

WITNESS MY HAND AND SEAL OF THE DEPARTMENT OF STATE ON

                                   JAN 05 2001



      [SEAL]                       /s/  J. Clark



                                   SPECIAL DEPUTY SECRETARY OF STATE

DOS-1266 (5/96)

                           APPLICATION FOR AUTHORITY

                                       OF

                         PENNSYLVANIA ELECTRIC COMPANY

               UNDER SECTION 1304 OF THE BUSINESS CORPORATION LAW

FIRST: The name of the corporation is Pennsylvania Electric Company. The corporation shall be known by the name "Pennsylvania Electric Company, Inc." in the State of New York.

SECOND: The jurisdiction of incorporation of the corporation is Pennsylvania. The date of incorporation of the corporation is June 11, 1919.

THIRD: The business which the corporation proposes to do in the State of New York is as follows:

          To engage in any act or activity permitted by the laws of Pennsylvania for which corporations may be organized under the Business Corporation Law of New York, provided that the corporation is not to engage in any act or activity requiring the consent or approval of any state official, department, board, agency or other body without such consent or approval being first obtained.

FOURTH: The office of the corporation in the State of New York is to be located in the County of Albany.

FIFTH: The Secretary of State of the State of New York is designated as the agent of the corporation upon whom process against the corporation may be served. The post office address within the State of New York to which the Secretary of State of the State of New York shall mail a copy of any process against the corporation served upon said Secretary of State is c/o Corporation Service Company, 80 State Street, Albany, New York 12207-2543.

SIXTH: The corporation has not since its incorporation, engaged in any activity in the State of New York except as set forth in paragraph (b) of Section 1301 of the Business Corporation Law.

SEVENTH: The registered agent of the corporation is to be the agent of the corporation upon which process against the corporation may be served. The name and address within the State of New York of said registered agent is as follows: Corporation Service Company, 80 State Street, Albany, New York 12207-2543.


                                        Pennsylvania Electric Company


                                        By /s/ T.G. Howson
                                           ---------------------------
                                           T.G. Howson
                                           Vice President




Signed: May 24, 2000

COMMONWEALTH OF PENNSYLVANIA

DEPARTMENT OF STATE

APRIL 13, 2000

TO ALL WHOM THESE PRESENTS SHALL COME, GREETING:

I DO HEREBY CERTIFY THAT,

PENNSYLVANIA ELECTRIC COMPANY

is duly incorporated under the laws of the Commonwealth of Pennsylvania and remains a subsisting corporation so far as the records of this office show, as of the date herein.


[SEAL]

IN TESTIMONY WHEREOF, I have hereunto set my hand and caused the Seal of the Secretary's Office to be affixed, the day and year above written.


Illegible
---------------------------------
Secretary of the Commonwealth
DPOS

                           APPLICATION FOR AUTHORITY
                                       OF
                         PENNSYLVANIA ELECTRIC COMPANY
                         ______________________________

                  Section 1304 of the Business Corporation Law






                                                                   Received
                                                              Jun 7 3 55 PM '00






Filer: Jersey Central Power & Light Company
       300 Madison Avenue
       Morristown, NJ 07962

Cust. Ref#716548MPJ

DRAWDOWN






STATE OF NEW YORK
DEPARTMENT OF STATE
FILED JUN 09 2000
TAX $
      -----------

By:   Illegible
      -----------

                                   Exhibit B

STATE OF NEW YORK   }
DEPARTMENT OF STATE }ss:

I hereby certify that the annexed copy has been compared with the original document in the custody of the Secretary of State and that the same is a true copy of said original.


Witness my hand and seal of the Department of State on Jan 05 2001


[State of New York Department of State Seal]


[Illegible Signature]
Special Deputy Secretary of State


DOS-1266 (5/96)

                          CERTIFICATE OF INCORPORATION

                                       of

                  THE WAVERLY ELECTRIC LIGHT AND POWER COMPANY.


     State of New York, ss:
     County of Tioga


We, Fred E. Lyford, Percy L. Lang, WH. Loomis, J. George Kaelber, George Koch, Charles A. Brown, Charles P. Henn, desiring to form a corporation pursuant to the provisions of an Act, passed by the Legislature of the State of New York, February 17th, 1848, and the several acts of said Legislature amendatory thereof and extending the same, and entitled, "An Act to authorize the formation of corporations for manufacturing, mining, mechanical or chemical purposes, do hereby certify:

FIRST That the name of the said company is and is to be "The Waverly Electric Light and Power Company".

SECOND That the objects for which said company is to be and is formed are, manufacturing and using electricity for producing light, heat or power, and to generate and supply electricity for such purposes, and conduct the same by the necessary wires, pipe, poles or other fixtures in, on, under or over the streets, avenues, public parks and places of the village of Waverly, Tioga county, New York, and adjoining towns as hereinafter specified.

THIRD That the amount of capital stock of the said company is to be thirty seven thousand five hundred dollars ($37500).

FOURTH That the term of the existence of said company is to be fifty years.

FIFTH That the number of shares of which the said capital stock is to consist is to be three hundred seventy five, of $100.00 par value each.

SIXTH That the number of the trustees who shall manage the concerns of said company shall be seven.

SEVEN That the names of such trustees, who shall manage the concerns of said company for the first year are, Fred E. Lyford, Percy L. Lang, William H. Loomis, J. George Kaelber, George R. Koch, Charles A. Brown, Charles P. Henn.

EIGHT That a majority of said trustees are citizens and residents of the State of New York.

NINETH That said company is formed for the purpose of carrying on some part of its business out of the State of New York, namely, at South Waverly, Athens and Sayre, and adjoining towns or boroughs in the County of Bradford, State of Pennsylvania, and that the names of the town and county in which the principle part of business of said company is to be transacted in this state is the Village of Waverly, in the County of Tioga, in New York State.


     IN WITNESS WHEREOF, we have hereunto set our hands and seals this 10th day of December, 1890.


                                             /s/ Fred E. Lyford
                                             ------------------------------

                                             /s/ Percy L. Lang
                                             ------------------------------

                                             /s/ W.H. Loomis
                                             ------------------------------

                                             /s/ J. George Kaelber
                                             ------------------------------

                                             /s/ George R. Koch
                                             ------------------------------

                                             /s/ Charles A. Brown
                                             ------------------------------

                                             /s/ C. P. Henn
                                             ------------------------------

State of New York  ss:-
County of Tioga


     On this 23 day of Jan., 1891, before me, the subscriber, personally appeared Fred E. Lyford and Percy L. Lang to me known to be the individuals described in and who executed the foregoing certificate, and they severally, before me signed the said certificate, and acknowledged that they executed the same.

                                                       Illegible Signature
                                                       Notary Public


State of New York  ss:-
County of Monroe


     On this 4th day of February, 1891, before me the subscriber, personally appeared George R. Koch to me known to be one of the individuals described in and who executed the foregoing certificate, and he, before me signed the said certificate, and acknowledged that he executed the same.

                                                       Illegible Signature
                                                       Notary Public


State of New York  ss:-
County of Erie


     On this 26 day of January 1891, before me, the subscriber, personally appeared J. George Kaelber & Charles P. Henn to me known to be the individuals described in and who executed the foregoing certificate, and they severally acknowledged that they executed the same.

                                                       Illegible Signature
                                                       Notary Public

     STATE OF NEW YORK,
MONROE COUNTY CLERK'S OFFICE,
      ROCHESTER, N.Y.

[MONROE COUNTY SEAL]

     I, WILLIAM OLIVER, Clerk of the County of Monroe, of the County Court of said County, and of the Supreme Court, both being Courts of Record having a common seal, DO CERTIFY that

F. P. Allen Esq., was at the date of Certificate of Proof or acknowledgment of the annexed instrument in writing, a NOTARY PUBLIC, in and for said County, duly authorized to take the same; that I am well acquainted with his hand-writing, and verily believe that the signature to said Certificate is genuine, and that the annexed instrument is executed and acknowledged according to the laws of this State.

     In Testimony Whereof, I have hereunto set my hand and affixed the seal of said County and Courts, this 18 day of July A.D., 1891

                                                               Wm. Oliver, Clerk

ACKNOWLEDGMENT OF NOTARY.

STATE OF NEW YORK,         }
ERIE COUNTY CLERK'S OFFICE,}ss.

     I, Charles A. ORR, Clerk of said County and of the Courts thereof, the same being Courts of Record, do hereby certify that [Illegible Signature] whose name is subscribed to the proof or Acknowledgment of the annexed instrument in writing, was at the time of taking such proof or acknowledgment, a NOTARY PUBLIC, in and for the said County, duly commissioned, sworn and authorized to take the same; and further, that I am well acquainted with his hand-writing, and verily believe that the signature in the said proof or acknowledgment is genuine; and further, that the annexed instrument is executed and acknowledged according to the laws of the State of New York.

     IN TESTIMONY WHEREOF, I have hereunto set my hand and affixed the seal of said County, at Buffalo, this 16th day of July A.D. 1891

[Illegible Signature] Clerk

157 129-34-5

State of Illinois
Cook County       ss:

                              On this 28 day of January 1891,, before me,

the subscriber, personally appeared [illegible signature]

to me known to be the individual described in and who executed the foregoing certificate, and they severally acknowledged that they executed the same.

                                 William S. Granger
                                      Notary Public

State of New York
                    ss:
County of Kings

                              On this 6 day of February 1891, before

me the subscriber personally appeared William H. [illegible]

to me known to be the person described in and who executed the foregoing certificate and who acknowledged that he executed

                                  William J. Tate

                                    Notary Public

STATE OF ILLINOIS
   COOK COUNTY     SS.


     [SEAL]

                           I, HENRY WULFF, Clerk of the County Court of Cook
County, the same being a Court of Record DO HEREBY CERTIFY that William S. Granger Esq., whose name is subscribed to the proof or acknowledgement of the annexed instrument in writing, was at the time of taking such proof or acknowledgment, a Notary Public in and for Cook County, duly commissioned, sworn and acting as such and authorized to take the same; that I am well acquainted with his handwriting and verily believe that the signature to the said proof or acknowledgment is genuine; and further that the annexed instrument is executed and acknowledged according to the laws of the State of Illinois.

     IN TESTIMONY, WHEREOF, I have hereunto set my hand and affixed the seal of said Court at the City of Chicago, in the said County, this 2nd day of March 1891.


                                        /s/ Illegible
                                        ----------------------    CLERK.

                                   I, WILLIAM J. KAISER, CLERK OF THE COUNTY OF
  State of    )   KINGS AND CLERK OF THE SUPREME COURT OF THE STATE OF NEW YORK,
  New York     ss in and for said County, (said Court being a Court of Record),
  COUNTY of   )   DO HEREBY CERTIFY, that
   KINGS
                                William J. Tate

                  whose name is subscribed to the Certificate of Proof, or
                  acknowledgement of the annexed instrument, and thereon
                  written, was, at the time of taking such proof or
                  acknowledgement, a NOTARY PUBLIC of the State of New York, in
  [COUNTY SEAL]   and for the said County of Kings, dwelling in said County, commissioned and sworn, and duty authorized to take the same.
                  And further, that I am well acquainted with the handwriting of such notary and verily believe the signature to the said
                  Certificate is genuine, and, that said instrument is executed and acknowledged according to the Laws of the State of New York.

  IN TESTIMONY WHEREOF, I have hereunto set my hand and affixed the seal of said County and Court, this 6 day of February 1891


                                                  W. J. Kaiser
                                      -----------------------------------CLERK.:

                                  CERTIFICATE

                                       OF

                                 INCORPORATION.

                              The Waverly Electric
                            Light and Power Company.


Tax for privilege of organization of this Corporation, $46.88, under Chapter 143, Laws of 1886, paid to State Treasurer before filing.


                               STATE OF NEW YORK,
                          OFFICE OF SECRETARY OF STATE.

Filed and Recorded, March 12, 1891.

                                        /s/ Illegible
                                        -------------------------
                                        Deputy Secretary of State.

STATE OF NEW YORK   }
                    } ss:
DEPARTMENT OF STATE }




I hereby certify that the annexed copy has been compared with the original document in the custody of the Secretary of State and that the same is a true copy of said original.



Witness my hand and seal of the Department of State on January 5 2001



       [STATE OF NEW YORK
                                        /s/ Illegible
       DEPARTMENT OF STATE SEAL]        ---------------------------------
                                        Special Deputy Secretary of State




DOS-1266 (5/96)

     KNOW ALL MEN BY THESE PRESENTS, that it having been determined at a meeting of the Board of Trustees of the Waverly Electric Light & Power Company, a corporation organized pursuant to an act of the legislature of the State of New York, passed February 17th. 1848, entitled "An Act to authorize the formation of corporation for manufacturing, mining, mechanical or chemical purposes", and the acts amendatory thereof, and supplementary thereto, which meeting was held at the Village of Waverly, N.Y., on the 7th. day of November 1892, that it was expedient and necessary to increase the capital stock of said corporation to the sum of Sixty Thousand Dollars; a notice was on the 12th. day of November 1892, inserted in the Waverly Free Press, published at Waverly in the County of Tioga, in which County the principal office is located, signed by a majority of the trustees of which the following is a copy, to wit:

                              STOCKHOLDERS MEETING.

     Notice is hereby given, pursuant to statute, that a meeting of the stock-holders of the Waverly Electric Light & Power Company, a corporation incorporated under chapter 40 of the laws of the State of New York, passed February 17th. 1848, and the acts amendatory thereof and supplementary thereto, will be held at the office of the company in the Village of Waverly, N.Y., on the 5th. day of December 1892, at three o'clock in the afternoon, for the purpose of taking action to increase the capital stock of said corporation, the sum of Sixty Thousand Dollars ($60,000.00), pursuant to a resolution of the Board of Trustees of said corporation.

     Dated: Waverly, N.Y., November 7th. 1892.

                                   J. GRO. KAELBER,
                                   GEORGE KOCH,
                                   F.E. LYFORD,
                                   PERCY L. LANG,

          A majority of trustees of said corporation and said notice was published in said newspaper for three successive weeks next following said 12th. day of November 1892, and printed copies of said notice were deposited in the Post Office at Waverly, N.Y., addressed, one of said copies to each of the stockholders of said corporation at his usual place of residence at least three weeks previous to the time specified in said notice for holding said meeting, and the postage paid thereon.

          That on the 5th. day of December 1892, at the time and place specified in said notice, stockholders of said corporation appeared in person or by proxy in number representing more than two-thirds of all the shares of stock of said corporation, to wit: J.M. Lyford, F.E. Lyford, H.J. Baldwin, Percy L. Lang, N.S. Johnson, J. George Kaelber, Albert ?. Willby, George Koch, and C.P. Henn, they representing 375 shares of said stock, and organized by choosing said Hugh
J. Baldwin of Waverly, N.Y., one of the trustees of said corporation, chairman of the meeting any by choosing said F.E. Lyford of Waverly, N.Y., secretary thereof, and proceeded to a vote of those present in person or by proxy, upon the question of said increase of the capital stock of said corporation.


          That on canvassing the votes cast as aforesaid, it appeared that a sufficient number of votes, to wit: of than two-thirds of all the shares of stock of said corporation had been given in favor of increasing the amount of the capital stock of said corporation to the sum of Sixty Thousand Dollars, to which amount the capital stock was accordingly increased.

     And it is hereby further certified that the whole amount of the debts and liabilities of said corporation is the sum of $993.61 and that the amount of the capital stock of said corporation, actually paid in is the sum of $37,500.

     In Witness Whereof, the said chairman and secretary have hereunto set their hands, at Waverly, N.Y., this 12th. day of December 1892.

                                             H. J. Baldwin
                                        --------------------------------

                                                            Chairmen.

                                             F. E. Lyford
                                        --------------------------------

                                                            Secretary.

STATE OF NEW YORK   )
                    )ss:
County of Tioga     )

H.J. Baldwin and F.E. Lyford
being duly sworn deposes and says, each for himself, that he is a trustee of the Waverly Electric Light & Power Company and acted as an officer as specified above at a meeting of the stockholders of said corporation, mentioned in the foregoing certificate, that the facts stated in said certificate are true to the best of his knowledge and belief.

                             /s/ H. J. Baldwin
Sworn to before me this      ------------------------------

12th. day of Dec. 1892.       /s/ F.E. Lyford
                             ------------------------------

/s/ [illegible]
----------------------
Notary Public

     On this 12th day of December 1892, before me the subscriber, personally appeared [Illegible] and [Illegible] to me known to be the same persons described in and who executed the foregoing certificate and they severally acknowledged that they executed the same.

                                /s/ [Illegible]
                                    Notary Public


[Notary Public Seal]

BOOK 1 PAGE 804

Certificate to increase the Capital Stock of the Waverly Electric Light & Power Company


????

Duplicate




STATE OF NEW YORK
Office of Secretary of State
FILED AND
RECORDED Dec 2? 1892
[Illegible]
DEPUTY SECRETARY OF STATE

STATE OF NEW YORK   )
                     ss:
DEPARTMENT OF STATE )



I hereby certify that the annexed copy has been compared with the original document in the custody of the Secretary of State and that the same is a true copy of said original.


     Witness my hand and seal of the Department of State on Jan 05 2001






 [STATE OF NEW YORK DEPARTMENT OF STATE SEAL]      [ILLEGIBLE SIGNATURE]




                                               Special Deputy Secretary of State

?OS-1266 (5/96)

         Certificate to Reduce the Number of Directors of the Waverly Electric Light and Power Company.

         We, the undersigned, do hereby certify that the following is a correct transcript of the minutes of proceedings of a meeting of stockholders of the Waverly Electric Light and Power Company, held pursuant to the "Stock Corporation Law", article 2, section 21, to wit:

                  Waverly, N.Y., January 26, 1897.

         A special meeting of the stockholders of the Waverly Electric Light and Power Company, a stock corporation, was held this day at 2 o'clock P.M., to determine whether the number of directors shall be reduced.

         Such meeting was held at the office of the company, the usual place of meeting of its directors, on two weeks notice in writing to each stockholder of record; such notice having been served personally, or by mail, postage prepaid, directed to each stockholder at his last known post-office address.

         Pursuant to such notice the meeting was held at the time and place mentioned, stockholders owning more than a majority of the stock of the corporation being present in person or by proxy.

         Such meeting was duly organized by choosing J George Knelber as president and Albert Will as secretary thereof.

         The notice of the meeting and proof of the due service and publication thereof were read and filed in the office of the corporation at the time of such meeting.

         On motion made and duly seconded, the following resolution was offered for adoption:


                                      88-1

     "Resolved, That Article 2, section 1 of the by-laws he changed to read; five directors of the corporation shall be elected for the term of one year at the annual meeting of the stockholders".

     Upon a canvass of the votes cast upon said resolution, it was found that stockholders owing 504 shares of the stock of the corporation, being more than a majority of the stock thereof, voted in favor of said resolution, and stockholders owing ??? shares of stock of the corporation; voted against its adoption.

     Such resolution was thereupon declared duly adopted.

     IN WITNESS WHEREOF, we have made, signed and verified this certificate in duplicate, this 15th day of March, 1897.


                                   J. George Kaelber, PRESIDENT
                                   ------------------


                                   Albert Will,    SECRETARY
                                   ---------------

STATE OF NEW YORK  )
COUNTY OF MONROE,     ss
CITY OF ROCHESTER, )

     J. George Kaelber and Albert Will, being severally duly sworn, depose and say, and each for himself deposes and says, that he, the said J. George Kaelber, was the president, and that he, the said Albert Will, was the secretary, of the meeting of the stockholders of the Waverly Electric Light and Power Company, held to determine whether the number of directors thereof shall be reduced; and that the foregoing is a substantially correct transcript of the proceedings relating to the reduction of the number of directors of such meeting entered in the minutes of the corporation.

Sworn to before me this 15th
day in March, 1897

/s/ ??????????                         /s/ J. George Kaelber
----------------------------------     ----------------------------------

/s/ ??????????                         /s/ Albert Will
----------------------------------     ----------------------------------

                                      ???

Book 4 Page 749 88
                88


Certificate
   of
Reduction of Number of
Directors
   of
Waverly Electric Light
and Power Company
______________________







STATE OF NEW YORK
Office of SECRETARY of STATE
FILED AND
RECORDED MAR 29 1897

Andrew Davidson
Deputy Secretary of State.

STATE OF NEW YORK   }
DEPARTMENT OF STATE } SS:

I hereby certify that the annexed copy has been compared with the original document in the custody of the Secretary of State and that the same is a true copy of said original.

  Witness my hand and seal of the Department of State on Jan 05 2001




[STATE OF NEW YORK
DEPARTMENT OF STATE SEAL]                            /s/  [ILLEGIBLE]
                                              Special Deputy Secretary of State

DOS-1266 (5/96)

                        CERTIFICATE OF REDUCTION OF THE

           NUMBER OF DIRECTORS OF THE WAVERLY ELECTRIC LIGHT & POWER

                                    COMPANY

                                       ON

                       UNANIMOUS CONSENT OF STOCKHOLDERS



         WE the undersigned, being all the stockholders, and the holders of record of the entire capital stock issued and outstanding of the Waverly Electric Light & Power Company, a corporation duly organized and existing under the laws of the State of New York, do hereby, pursuant to the provisions of the stock corporation law, agree and consent that the number of directors of said corporation as set forth in the Certificate of Incorporation of said corporation, shall be reduced from seven directors to five directors.

         IN WITNESS WHEREOF, we the above mentioned stockholders and holders of record of the entire issued and outstanding capital stock of said Company, have made, signed and executed this instrument in duplicate.

Dated the twenty-fourth day of January 1916.

                                       SAYRE ELECTRIC COMPANY,

                                       By         /s/ [ILLEGIBLE]
                                          --------------------------------------
                                                       President


[SEAL OF SAYRE ELECTRIC COMPANY]

        /s/ [ILLEGIBLE]
--------------------------------
             Secretary

                                                  /s/ [ILLEGIBLE]
                                       -----------------------------------------

                                                  /s/ [ILLEGIBLE]
                                       -----------------------------------------

                                                  /s/ [ILLEGIBLE]
                                       -----------------------------------------

                                                  /s/ [ILLEGIBLE]
                                       -----------------------------------------

STATE OF NEW YORK )
                  : SS:
COUNTY OF NEW YORK)



     On the 26th day of January in the year 1916, before me personally came R.
B. Claudle to me known who being by me duly sworn did depose and say that he resides at No. 601 West 112th Street, New York City, N.Y. That he is the Secretary of the Sayre Electric Company, the corporation described in and which executed the foregoing unanimous consent of stockholders; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by the order of the Board of Directors of said corporation, and that he signed his name thereto by like order.

                                        /s/ Helen M. Ainsworth
                                        Notary Public, Queens County
                                        Filed in N.Y. County No. 1,
                                        ?????

                                         [SEAL OF HELEN M. AINSWORTH,
                                               NOTARY PUBLIC]

STATE OF PENNSYLVANIA)
                     : SS:
COUNTY OF BRADFORD   )

     On this 24th day of January, 1916, before me the subscriber, personally came and appeared F. S. Nicholson, and Charles R. Butler, known to me and known to me to be the persons described in and who executed the foregoing unanimous consent of stockholders, and they severally acknowledged to me the execution thereof.

                                        /s/ William Carey, J.P.
                                        My Commission Expires
                                        1st Monday January 1918

[SEAL OF WILLIAM T. CAREY, JUSTICE OF THE PEACE]

                                   32E-115-2

STATE OF NEW YORK        )
                         :    SS:
COUNTY OF NEW YORK       )

     On the 26th day of January in the year 1916, before me personally came A.B. Cluadle to me known who being by me duly sworn did depose and say that he resides at No. 601 West 112th Street, New York City, N.Y. That he is the Secretary of the Sayre Electric Company, the corporation described in and which executed the foregoing unanimous consent of stockholders; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by the order of the Board of Directors of said corporation, and that he signed his name thereto by like order.

                                        /s/ Helen M. Ainsworth
                                        ----------------------
                                        Notary Public, Queens County,
                                        Filed in N.Y. County No. 1,
                                        ????
                                        [SEAL OF HELEN M. AINSWORTH,
                                        NOTARY PUBLIC]



STATE OF PENNSYLVANIA    )
                         :    SS:
BRADFORD COUNTY          )

     I, PERRY F. ESTELL, Prothonotary of the Court of Common Pleas of said county, do hereby certify that said Court is a Court of Record; That William T. Carey, whose name is authorized to the certificate of proof of acknowledgement of the annexed instrument, was at the time of taking the same Justice of the Peace in and for said County, duly commissioned and sworn, and qualified to act as such, that as such Justice of the Peace he is duly authorized by the laws of the State of Pennsylvania to take the proof and acknowledgement of deeds and other instruments in writing; that the annexed instrument is executed and the proof of acknowledgement thereto taken in accordance with the laws of said State; that I am well acquainted with the handwriting of said William T. Carey, and verily believe his signature to the same is genuine,

     IN TESTIMONY WHEREOF, I have hereunto set my hand and affixed my official seal, at Towanda, in said County of Bradford, this first day of February A.D. 1916.

                                        /s/ Perry F. Estell, Prothonotary
                                        ---------------------------------

[SEAL OF COURT
OF COMMON PLEAS,
BRADFORD COUNTY]


                                   32E-115-3

STATE OF NEW YORK   )
                    : SS:
COUNTY OF NEW YORK  )

     On this 26th day of January, 1916 before me the subscriber, personally came and appeared [Illegible], Lucien H. Tyng and [Illegible] who are severally known to me and known to me to be the persons described in and who executed the foregoing unanimous consent of stockholders, and they severally acknowledged to me the execution thereof.


                                                            [Illegible]
                                                    NOTARY PUBLIC, QUEENS COUNTY
                                                      FILED IN N.Y. COUNTY No. 1
                                   [Illegible] COUNTY REGISTERED NO. [Illegible]
                                               COMMISSION EXPIRES MARCH 30, 1917

                                               [NOTARY PUBLIC STAMP]

STATE OF NEW YORK   )
                    : SS:
COUNTY OF NEW YORK  )

     [Illegible] being duly sworn, deposes and says that he is the Secretary of Waverly Electric Light & Power Company, the corporation mentioned in the foregoing unanimous consent of stockholders; that he is the custodian of the stock-book containing the names of the stockholders of said corporation; that the corporation and persons who have signed such unanimous consent either in person or by proxy, are the holders of record of the entire capital stock of said corporation, issued and outstanding.

Sworn and subscribed before me                                 [Illegible]
this 28th day of January 1916                                   Secretary

[Illegible]

NOTARY PUBLIC, QUEENS COUNTY
FILED IN N.Y. COUNTY NO. 1
[Illegible] COUNTY REGISTERED NO. [Illegible]
COMMISSION EXPIRES MARCH 30, 1917

      [NOTARY PUBLIC STAMP]

                                   32E-115-4

?? Book 18 Page 560.
MS.

                            CERTIFICATE OF REDUCTION
                                     OF THE
                           NUMBER OF DIRECTORS OF THE
                             WAVERLY ELECTRIC LIGHT
                                & POWER COMPANY
                                       ON
                       UNANIMOUS CONSENT OF STOCKHOLDERS



                               STATE OF NEW YORK.
                          Office of SECRETARY OF STATE
                         Filed and Recorded FEB 19 1916

                                 /s/ Illegible
                               SECRETARY OF STATE

State of New York   )
                    } SS:
Department of State )


I hereby certify that the annexed copy has been compared with the original document in the custody of the Secretary of State and that the same is a true copy of said original.

     Witness my hand and seal of the Department of State on JAN 05 2001

[STATE OF NEW YORK
DEPARTMENT OF STATE
        SEAL]                                /s/ Illegible

                                             Special Deputy Secretary of State

DOS-1266 (5/96)

                       CERTIFICATE OF EXTENSION OF POWERS

                                       OF

                  THE WAVERLY ELECTRIC LIGHT AND POWER COMPANY


     Pursuant to Section 35 of the Stock Corporation Law.

     We, the undersigned, being the holders of record of all of the outstanding shares, entitled to vote thereon, of THE WAVERLY ELECTRIC LIGHT AND POWER COMPANY, a stock corporation organized under the Laws of the State of New York, DO HEREBY CERTIFY AS FOLLOWS:

     1. That the name of the Corporation is THE WAVERLY ELECTRIC LIGHT AND POWER COMPANY

     2. That the Certificate of Incorporation of said Company was filed in the Office of the Secretary of State on the 21st day of March, 1891.

     3. That the proposed alteration and amendment of the Certificate of Incorporation consist of extending the powers of the corporation so as to give it additional powers with reference to the manufacture, use and sale of electricity, and to include the Town of Barton in the County of Tioga, State of New York, and other towns and villages in the counties of Tioga and Chemung, in the State of New York, within the territory where its corporate powers are to be exercised, by amending the Second and Ninth paragraphs of the said Certificate of Incorporation so that they shall hereafter read as follows:

     "Second: That the objects of said corporation are to be: manufacturing, using, supplying, selling and dispensing of electricity for producing light, heat and power, or any of them; to lay cables and stretch wires, overhead, under

                                    54E-57-1
ground or otherwise, and to erect poles and wires for the transmitting and conducting of the same, and in lighting streets, highways, avenues, public parks and places and public and private buildings and places in the cities, villages and towns within the State of New York as follows, to wit:-

The Village of Waverly and the Town of Barton in the County of Tioga, State of New York, and other towns and villages in the Counties of Tioga and Chemung, in the State of New York, and at South Waverly, Athens and Sayre, and adjoining towns or boroughs in the County of Bradford, State of Pennsylvania, and to acquire, hold and own such real estate and other property of every name and nature, including rights of way, easements and franchises, as may be necessary, convenient or proper for manufacturing, supplying, transmitting, selling, furnishing and disposing of electricity for light, heat and power, or any of them; in the villages, boroughs and towns aforesaid."

     "Ninth: That said company is formed for the purpose of carrying on some part of its business out of the State of New York, namely at South Waverly, Athens and Sayre, and adjoining towns or boroughs in the County of Bradford, State of Pennsylvania, and that the names of the villages, towns and counties in which the principal part of the business of said company is to be transacted in the State of New York.

54E-57-2
     are the Village of Waverly and the Town of Barton in the County of Tioga."

          IN WITNESS WHEREOF, we have made and subscribed this certificate, in duplicate, this 31st day of March, 1927.

                                   NORTHERN PENNSYLVANIA POWER        No. of
                                             COMPANY                  Shares
                                                                      ------
[SEAL]                             By /s/ [Illegible]                  595
ATTEST:                               -------------------------       ------
/s/ [Illegible]                        Vice President.
--------------------
     Secretary.


                                        /s/ [Illegible]                  1
                                      -------------------------       ------

                                        /s/ [Illegible]                  1
                                      -------------------------       ------

                                        /s/ [Illegible]                  1
                                      -------------------------       ------

                                        /s/ [Illegible]                  1
                                      -------------------------       ------

STATE OF NEW YORK  )
                   : SS.
COUNTY OF NEW YORK )

     On this 31st day of March, 1927, before me personally came E. M. Gilbert,
W. S. BARSTOW, L. H. TYNG and W. BUCHSBAUM, to me known and known to me to be the persons described in and who executed the foregoing certificate and they severally duly acknowledged to me that they had executed the same.

                                        /s/ Florence L. Johnson
                                        ----------------------------
                                             Notary Public.

[FLORENCE L. JOHNSON                       NOTARY PUBLIC KINGS COUNTY
   NOTARY PUBLIC                     KINGS CO CLK'S NO. 68, REG. NO. 8078
 KINGS COUNTY N.Y.                   N.Y. CO. CLK'S NO. 192, REG. NO. 8126
       SEAL]                            TERM EXPIRES MARCH 30, 1928


54E57-3

STATE OF NEW YORK   )
                    :    SS.
COUNTY OF BROOME    )

     On this 1st day of April, 1927, before me personally came WILLIAM B. GOUDEY, to me known and known to me to be the person described in and who executed the foregoing certificate and he duly acknowledged to me that he had executed the same.


                                             /s/ Anna E. Flynne
                                             ------------------------------
                                                       Notary Public.


STATE OF NEW YORK   )
                    :    SS.
COUNTY OF NEW YORK  )

     On this 31st day of March, 1927, before me personally came W. BUCHSBAUM, to me known, who being by me duly sworn, did depose and say that he resides in Montclair, New Jersey; that he is a Vice President of Northern Pennsylvania Power Company, the corporation described in and which executed the foregoing certificate; that he knows the corporate seal of said corporation; that the seal affixed to said instrument is such seal; that it was so affixed by order of the Board of Directors of said corporation and that he signed his name thereto by like order.

                                             /s/ Florence L. Johnson
                                             ------------------------------
                                                       Notary Public.

                                             NOTARY PUBLIC. KINGS COUNTY
                                             KINGS CO CLK'S NO. 68 REG. NO. 8075
                                             N Y CO CLK'S NO 192 REG NO 9126
                                             TERM EXPIRES MARCH 30, 1928


STATE OF NEW YORK   )
                    :    SS.
COUNTY OF NEW YORK  )

     C.N. WILSON, being duly sworn according to law, deposes and says that he is Secretary of The Waverly Electric Light and Power Company and that the corporation and persons who have executed the foregoing certificate constitute the holders of record of all

                                I, ROBERT E. CODDINGTON, Clerk of the said
                                County, and of the County, Court and Supreme
                                Court of the State of New York, appointed to be
                                held in and for said County, being Courts of
                                Record, having a common seal, Do Hereby Certify,
                                that Anna E. Flynn, Esq, whose name is
State of New York     )         subscribed to the Certificate of the proof or
?????? County Clerk's ) ss.:    acknowledgment of the annexed instrument, and
Office                )         thereon written, was, at the time of taking the
                                same, a NOTARY PUBLIC, in and for said County, residing therein, duly sworn and authorized to take the same; and further, that I am well
         [SEAL]                 acquainted with the handwriting of said NOTARY
                                PUBLIC, and verily believe that the signature to the said Certificate is genuine. And that said instrument is executed and acknowledged in conformity with the laws of this State.

                                       IN TESTIMONY WHEREOF, I have hereunto
                                          set my hand and affixed the Seal of
                                          the said County and Courts, at the
                                          City of Binghamton,

                                          this 18 day of April, 1927
                                          /s/ R. E. Coddington , CLERK.
                                          ---------------------
                                          By                    , DEPUTY CLERK.
                                            -------------------

                                -----------------------------------------------
                                                                 Notary Public.

of the outstanding shares of the Waverly Electric Light and Power Company entitled to vote thereon.

                                        /s/ [illegible]    Wilson
                                        ---------------------------------
                                                           Secretary


Subscribed and sworn to
before me this 31st day
of March, 1927.

/s/ Florence L. Johnson
------------------------------------
                       Notary Public

[illegible Notary Stamp]
                                                                          Form 2
State of New York,  }                              No. 37960 Series B
                    } ss:
County of New York, }

     I, WILLIAM T. COLLINS, Clerk of the County of New York, and also Clerk of the Supreme Court in and for said county, DO HEREBY CERTIFY That said Court is a Court of Record, having by law a seal; that

                            /s/ Florence L. Johnson
          ----------------------------------------------------------------------

          ??? to the ?? certificate or proof of acknowledgment of the annexed instrument ?????? the same a NOTARY PUBLIC acting in and for said county, duly ????? qualified to act as such; that he has filed in the Clerk's Office of the County of New York ???? copy of his appointment and qualification as Notary Public for the County of ????? /s/ [illegible] with his autograph signature, that as such Notary Public ???? by the laws of the State of New York to protract notes; to take and certify ???? oaths and affirmations; to take affidavits and certify the acknowledgment ???? deeds and other written instruments for lands, tenements and hereditaments, to be read ???? or recorded in this state; and further, that I am well acquainted with the handwriting of this Notary Public and verily believe that his signature to such proof or acknowledgment is ?????

          IN TESTIMONY WHEREOF, I have hereunto set my hand and affixed the seal of said Court at the City of New York, in the County of New York, this 14 day of April 1937

                                             /s/ William T. Collins
                                             -----------------------------------
                                                                       Clerk.

of the outstanding shares of The Waverly Electric Light and Power Company entitled to vote thereon.

                                        /s/ [Illegible]
                                        ---------------------------
                                                         Secretary


Subscribed and sworn to
before me this 31st day
of March, 1927.

/s/ Florence L. Johnson
-------------------------
         Notary Public


                                    54E-57-6

State of New York   )
                    } SS:
Department of State )


I hereby certify that the annexed copy has been compared with the original document in the custody of the Secretary of State and that the same is a true copy of said original.

     Witness my hand and seal of the Department of State on JAN 05 2001

[STATE OF NEW YORK, DEPARTMENT OF STATE SEAL]

                                             /s/ [Illegible]

                                             Special Deputy Secretary of State

DOS-1266 (5/96)

                                   [DEPARTMENT
                                       OF
                        TAXATION AND FINANCE LETTERHEAD]

STATE OF NEW YORK )
                  ) SS:
COUNTY OF ALBANY  )

     Pursuant to the provisions of Chapter 16 of the laws of 1930, the State Tax Commission does hereby certify to the Secretary of State that the following named corporation was erroneously included in the proclamation dissolving stock corporations pursuant to the provisions of Section 203-a of the tax law as enacted by Chapter 297 of the laws of 1929, which proclamation was dated November 15, 1932 and published on December 15, 1932:

                    Waverly Electric Light and Power Company

     IN WITNESS WHEREOF, The State Tax Commission in pursuance to the authority vested in it by law, has caused this certificate to be signed by a majority of its members and the official seal of said Commission to be affixed hereto on this thirteenth day of September, One thousand nine hundred thirty-five.

                                        STATE TAX COMMISSION

                                        BY /s/ John J. Merrill
                                           ------------------------------------

                                           /s/ John P. Hennessey
                                           ------------------------------------
                                                     Commissioners

                  THE WAVERLY ELECTRIC LIGHT AND POWER COMPANY



No Fee.
-------


STATE OF NEW YORK
DEPARTMENT OF STATE

Filed September 16th, 1935.

     Frank S. Sharp
     Deputy Secretary of State.

STATE OF NEW YORK        )
                         :    SS:
DEPARTMENT OF STATE      )


I hereby certify that the annexed copy has been compared with the original document in the custody of the Secretary of State and that the same is a true copy of said original.

     Witness my hand and seal of the Department of State on Jan 08, 2001


[STATE OF NEW YORK, DEPARTMENT OF STATE SEAL]


                                        /s/ [illegible]
                                        ---------------------------------
                                        Special Deputy Secretary of State

DOS-1266 (5/96)

                     CERTIFICATE OF EXTENSION OF EXISTENCE

                                       of

                  THE WAVERLY ELECTRIC LIGHT AND POWER COMPANY

             Pursuant to Section 45 of the General Corporation Law



         We, the undersigned, being the holders of record of all of the outstanding shares of the common capital stock of The Waverly Electric Light and Power Company, a stock corporation organized and existing under the laws of the State of New York, do hereby certify as follows:

         1. The name of the corporation is THE WAVERLY ELECTRIC LIGHT AND POWER COMPANY.

         2. The certificate of incorporation of said Company was filed in the Office of the Secretary of State on the 12th day of March, 1891.

            Certificate of increase of capital stock from $37,500 to $60,000 was filed in the Office of the Secretary of State on the 29th day of December, 1892.

            Certificate of extension of powers, pursuant to Section 35 of the Stock Corporation Law, was filed in the Office of the Secretary of State on the 20th day of April, 1927.

         3. The term of existence of said Company will expire on the 12th day of March, 1941.

         4. The term of existence of said Company is to be perpetual.

         IN WITNESS WHEREOF, we have executed this certificate, in duplicate, this 13th day of November, 1939.


                                                                     No. of
                                                                     Shares
                             NORTHERN PENNSYLVANIA POWER COMPANY

                             By         /s/ D. R. Smith                595
                               ---------------------------------     ------
                                           President

[SEAL OF PENNSYLVANIA
    POWER COMPANY]

    /s/ [ILLEGIBLE]
--------------------------
         Secretary


                             DAY AND CO.

                             By         /s/ [ILLEGIBLE]                  5
                               ---------------------------------     ------
                                           Co-partner


Witness:

      /s/ [ILLEGIBLE]
--------------------------




                                   5622-78-1

STATE OF PENNSYLVANIA   )
                        :    SS.
COUNTY OF BERKS         )

     On the 13th day of November, 1929, before me, the subscriber, a Notary Public, personally appeared H. PAUL ROMIG, Secretary of the said Northern Pennsylvania Power Company, who, being duly sworn according to law, says that he was personally present at the execution of the above Certificate and saw the common or corporate seal of the said Northern Pennsylvania Power Company duly affixed thereto; that the seal so affixed thereto is the common or corporate seal of the said corporation; that the said Certificate was duly signed, sealed and delivered by D. R. SMITH, President of the said corporation, as and for the act and deed of said corporation for the purposes mentioned; and that the name of this deponent as Secretary, and of D. R. SMITH as President of said corporation, signed thereto in attestation of its due execution and delivery, are their and each of their respective handwritings.

                                             /s/ illegible signature
                                             ------------------------------

[SEAL]
Sworn to and subscribed before
me the day and year aforesaid.

/s/ illegible signature
----------------------------
      Notary Public

My commission expires March 12, 1943



STATE OF NEW YORK   )
                    :    SS.
COUNTY OF NEW YORK  )

     On this 15th day of November, 1939, before me personally appeared J.H. Shinn, to me known, and known to me to be one of the co-partners in the firm of Day and Co., described in and who executed the foregoing instrument, and he thereupon acknowledged to me that he executed the same as and for the act and deed of said firm.

                                      /s/ W. R. Porter
                                      ------------------------------
                                                Notary Public

                                      W. R. Porter
                                      NOTARY PUBLIC, QUEENS COUNTY
                                      Queens Co. Clerk's No. 1585, Reg. No. ??
                                      Certificate Filed in
                                      N.Y.Co. Clerk's No. 154, Reg. No. O-P-94
                                      Commission expires March 30, 1940


                                   5622-78-2

STATE OF PENNSYLVANIA  )
                       : SS.
COUNTY OF BERKS        )

     On the 13th day of December, 1929, before me, the subscriber, a Notary Public, personally appeared H. PAUL ROMIG, Secretary of the said Northern Pennsylvania Power Company, who, being duly sworn according to law, says that he was personally present at the execution of the above Certificate and saw the common or corporate seal of the said Northern Pennsylvania Power Company duly affixed thereto; that the seal so affixed thereto is the common or corporate seal of the said corporation; that the said Certificate was duly signed, sealed and delivered by D. R. SMITH, President of the said corporation, as and for the act and deed of said corporation for the purposes mentioned; and that the name of this deponent as Secretary, and of D. R. SMITH as President of said corporation, signed thereto in attestation of its due execution and delivery, are their and each of their respective handwritings.



                                           /s/       H. Paul Romig
                                          --------------------------------------

[SEAL OF BESSIE DETWEILER, NOTARY PUBLIC]
     Sworn to and subscribed before
     me the day and year aforesaid.

       /s/  Bessie Detweiler
 -------------------------------------
         Notary Public

 My commission expires March 13, 1943

--------------------------------------------------------------------------------
State of Pennsylvania, )
                       )SS.
COUNTY OF BERKS        )

               I George S. Miller Prothonotary of the County of Berks, and
                         Clerk of the Court of Common Pleas of said County,
                         which is a Court of Record, having a seal, do hereby
                         certify, that ????? Bessie Detweiler before whom the
                         annexed affidavit or acknowledgement was made, was at
                         the time of so doing a Notary Public, in and for the
                         County and State aforesaid, duly commissioned, sworn
     [????? SEAL]        and qualified, and authorized to take acknowledgements
                         of deeds or conveyances for lands, tenements and hereditaments in said State of Pennsylvania, and to administer oaths, and affirmations. And further, that I am well acquainted with the handwriting of said Notary
                         Public and verily believe that the signature thereto is genuine, and that said oath or affirmation purports to be taken in all respects as required by the laws of the State of Pennsylvania.

                              IN TESTIMONY WHEREOF, I have hereunto set my hand
                         and affixed the seal of said Court, at Reading this 24th day of ????? A.D. 19??

                                   George S. Miller                 Prothonotary
                                   ---------------------------------------------

                                   Raymond S, ?????          Deputy Prothonotary
                                   ---------------------------------------------


                                   5622-78-3

STATE OF NEW YORK
                         )
COUNTY OF NEW YORK       :  SS.
                         )


     J. J. McCarthy, being duly sworn according to law, deposes and says that he is Secretary of The Waverly Electric Light and Power Company and that the corporation and partnership who have executed the foregoing certificate of extension of existence constitute the holders of record of all of the outstanding shares of common capital stock of The Waverly Electric Light and Power Company entitled to vote thereon.


                                                  /s/ J. J. McCarthy
                                             __________________________________
                                                          Secretary


Sworn to and subscribed before
me this 15th day of November,
1939.

           W. P. Porter
__________________________________
          Notary Public


             [SEAL]


          W.P. PORTER
  NOTARY PUBLIC, QUEENS COUNTY
  Queens Co. Clerk's No. 1353,
          Reg. No. 1578
      Certificates filed in
    N. Y. Co. Clerk's No. 154,
          ???? No. ????
Commission expires March 30, 1940

                                       ??
                           THE WAVERLY ELECTRIC LIGHT
                               AND POWER COMPANY
                                      ????
                          CERTIFICATE OF EXTENSION OF
                                   EXISTENCE

                                 Newell Duvall
                                  412 ???? St.
                                  Reading, Pa.

                                             ----------------------------------
                                             State of New York
                                             ???? of State

                                             Tax $    None
                                                      ----

                                             ????      25
                                                      ----

                                             Michael ????
                                             ----------------------------------


                                                                  ???? of State


                                             By   ????
                                                -------------------------------

                                                  ??        ????

                                             ----------------------------------

               Copy of Certificate of Incorporation of GPU, Inc.

                         Exhibit Intentionally Omitted.

           Copy of Certificate of Incorporation of FirstEnergy Corp.

                         Exhibit Intentionally Omitted.

       Copy of Agreement and Plan of Merger Between FirstEnergy Corp. and
                      GPU, Inc. Dated as of August 8, 2000.

                         Exhibit Intentionally Omitted.

         Amendment No. 1 to Registration Statement on Form S-4 Filed on
                                October 13, 2000.

                         Exhibit Intentionally Omitted.

        Annual Report of GPU, Inc. for the Year Ended December 31, 1999.

                         Exhibit Intentionally Omitted.

        Form 10-K Annual Report of GPU, Inc. for the Year Ended December
                                    31, 1999.

                         Exhibit Intentionally Omitted.

       Annual Report of FirstEnergy Corp. for the Year Ended December 31,
                                      1999.

                         Exhibit Intentionally Omitted.

        Form 10-K Annual Report of FirstEnergy Corp. for the Year Ended
                               December 31, 1999.

                         Exhibit Intentionally Omitted.

                                   Exhibit K

       Extract From the Minutes of a Meeting of the Board of Directors of
                     FirstEnergy Corp. held August 8, 2000

                              -------------------

     Mr. Burg described the discussions he had had with members of the Board of Directors during the night of August 7, 2000, wherein he had described his negotiation of a proposed merger of FirstEnergy Corp. with GPU, Inc. on the terms authorized by the Board of Directors at its meeting on August 4, 2000, and the successful negotiation and preparation of a definitive Merger Agreement incorporating those terms by the two companies and their respective counsel.
Mr. Burg described the request of the chairman of GPU, Inc., on the evening of August 7, 2000, after a GPU, Inc. board meeting, to change the terms of the proposed merger so that, while the value of the transaction remained at $36.50, the shareholders of GPU, Inc. would be offered the opportunity to elect to receive such value in cash or common shares of FirstEnergy Corp., subject in each case to proration to ensure that the aggregate consideration to all shareholders would be 50 percent cash and 50 percent stock, with the value of FirstEnergy Corp. shares determined based on a 20-day average trading price ending shortly before the closing date for the merger, subject to a minimum price of $24.2438 and a maximum price of $29.6313 per share of FirstEnergy Corp. common stock.

     Mr. Burg had told the Board of Directors that Morgan Stanley & Co. Incorporated had performed a revised analysis of the proposed merger using the proposed new terms and had furnished the results of such analysis, which included various hypothetical assumptions, to the management of FirstEnergy Corp. Mr. Burg discussed the implications of Morgan Stanley's analysis and advised that Morgan Stanley would render a fairness opinion with respect to the revised terms of the proposed merger. Mr. Burg then answered questions of the Board.

     After the presentation and discussions were conducted to the Board's satisfaction, Mr. Burg stated that the officers of FirstEnergy Corp. continue to believe that it is advantageous for FirstEnergy Corp. to consider and enter into the merger with GPU on the revised terms presented at this meeting.

     Upon motion duly made and seconded, the following resolutions were thereupon unanimously adopted:

          RESOLVED: That this Board of Directors has determined that it is advisable for FirstEnergy Corp. to engage in a strategic business combination with GPU, Inc., whereby GPU, Inc. will merge with and into FirstEnergy Corp. (the "Merger"), with FirstEnergy Corp. continuing as the surviving corporation, and each issued and outstanding share of GPU, Inc.'s common stock will be converted into the right to receive $36.50 in cash and/or shares of common stock of FirstEnergy Corp. substantially upon the terms and conditions set forth in the draft Agreement and Plan of Merger (the "Agreement") previously presented to the Board of Directors but reflecting the terms approved by the Board of Directors at this meeting;

          RESOLVED FURTHER: That the Agreement be, and it hereby is adopted, approved and authorized and the Chairman and Chief Executive Officer or the President of FirstEnergy Corp. is hereby authorized to execute and deliver, on behalf of FirstEnergy Corp., the Agreement with such changes therein as he may, in his sole discretion, approve (such approval to be conclusively evidenced by his execution hereof);

          RESOLVED FURTHER: That in all other respects the resolutions of this Board of Directors adopted at its meeting on August 4, 2000, are confirmed, and

          RESOLVED FURTHER: That all acts and deeds heretofore done by any director, officer or assistant officer of FirstEnergy Corp. for and on behalf of FirstEnergy Corp. in entering into, executing, acknowledging or attesting any arrangements, agreements, instruments or documents in connection with the Merger or in furtherance of the intentions of these resolutions are hereby ratified, approved and confirmed.

                                   *********

     I, Edward J. Udovich, Assistant Corporate Secretary of FirstEnergy Corp., do hereby certify that the foregoing is a true and correct copy of resolutions duly adopted at meeting of the Board of Directors of FirstEnergy Corp. duly called and held on August 8, 2000, at which a quorum was in attendance and voting throughout, and that said resolutions have not since been rescinded but are still in full force and effect.

     Executed this 26th day October 2000.



                                             /s/ Edward J. Udovich
                                             --------------------------------
                                             Assistant Corporate Secretary

      Extract From the Minutes of the Meeting of the Board of Directors of
                     FirstEnergy Corp. held August 4, 2000

                                 *  *  *  *  *

     Mr. Barg introduced representatives from Morgan Stanley Dean Witter ("Morgan Stanley") who serve as financial advisor to FirstEnergy Corp. and Winthrop, Stimson, Putnam & Roberts (WSP&R), who serve as legal counsel to FirstEnergy Corp.

     Mr. Alexander discussed the terms of the merger agreement with GPU, Inc., a corporation incorporated under the laws of the Commonwealth of Pennsylvania, the related proposed amendments to the Articles of Incorporation for FirstEnergy Corp. and the communications plan. Morgan Stanley representatives provided a detailed financial analysis and summary of the proposed merger and discussed the fairness of the merger. Messrs. Marsh and Clark, Ms. Vespoli, and Mr. Cusick of WSP&R discussed various financial, business and legal aspects of the proposed merger and matters related to GPU, Inc. Each presenter answered questions of the Board regarding the transaction.

     After all presentations and discussions were conducted to the Board's satisfaction, Mr. Barg stated that the officers of FirstEnergy Corp. have determined that it is advantageous for FirstEnergy Corp. to consider and enter into a strategic business combination with GPU, Inc.

     Upon motion duly made and seconded, the following resolutions were thereupon unanimously adopted:

          RESOLVED: That this Board of Directors has determined that it is advisable for FirstEnergy Corp. to engage in a strategic business combination with GPU, Inc., whereby GPU, Inc. will merge with and into FirstEnergy Corp. (the "Merger"), with FirstEnergy Corp. continuing as the surviving corporation, and each issued and outstanding share of GPU, Inc.'s common stock will be converted into the right to receive $18.25 and 0.69 shares of common stock of FirstEnergy Corp., substantially upon the terms and conditions set forth in the draft Agreement and Plan of Merger (the "Agreement") presented at this meeting, and the Chairman and Chief Executive Officer is authorized to propose such a transaction to GPU, Inc.;

     RESOLVED FURTHER: That the Agreement be, and it hereby is adopted, approved and authorized and the Chairman and Chief Executive Officer or the President of FirstEnergy Corp. are hereby authorized to execute and deliver on behalf of FirstEnergy Corp., the Agreement, substantially in the form presented at this meeting, with such changes therein as he may, in his sole discretion, approve (such approval to be conclusively evidenced by his execution hereof);

     RESOLVED FURTHER: The proposed amendment to Article IV-A of the Articles of Incorporation of FirstEnergy Corp., increasing the authorized shares of common stock of FirstEnergy Corp. from 300 million to 375 million, is hereby approved.

     RESOLVED FURTHER: That this Board of Directors hereby directs that the Agreement and the contemplated merger and the amendment to FirstEnergy Corp.'s Articles of Incorporation be submitted to a vote at a special or annual meeting of the shareholders of FirstEnergy Corp.; that pursuant to Article IX of the Articles of Incorporation of FirstEnergy Corp., this Board of Directors hereby provides that the approval of the holders of shares entitling them to exercise a majority of the voting power of FirstEnergy Corp. shall be required for the approval of the Agreement, the Merger and the amendment to the Articles of Incorporation; that the record date for such meeting shall be designated by the Chairman and Chief Executive Office or the President of FirstEnergy Corp., and that the Board of Directors recommends that the shareholders of FirstEnergy Corp. approve the Agreement, the Merger and the amendment of FirstEnergy Corp.'s Articles of Incorporation contemplated thereby at such meeting;

     RESOLVED FURTHER: That each officer and each assistant officer of FirstEnergy Corp., is authorized to prepare and file on behalf of FirstEnergy Corp. all regulatory and informational filings (including, without limitation, a Hart-Scott-Rodino Premerger Notification Form, and filings or applications with The Public Utilities Commission of Ohio, The Pennsylvania Public Utility Commission, The New Jersey Board of Public Utilities, the Federal Energy Regulatory Commission, the Federal Communications Commission, the Nuclear Regulatory Commission and the Securities and Exchange Commission) necessary or desirable in connection with the transactions contemplated by the Agreement;

     RESOLVED FURTHER: That each director, each officer and each assistant officer of FirstEnergy Corp. is authorized to prepare a Registration Statement on Form S 4 covering the securities of FirstEnergy Corp. to be issued in connection with the Merger, which will contain the joint proxy statement/prospectus of FirstEnergy Corp. and GPU, Inc., and to file such Registration Statement and/or such joint proxy statement/prospectus with the Securities and Exchange Commission, and such directors and officers are hereby authorized to file any amendment thereto on behalf of FirstEnergy Corp.

     RESOLVED FURTHER: That the engagement by FirstEnergy Corp. of Morgan Stanley to render its opinion to this Board of Directors as to the fairness to FirstEnergy Corp. (in light of the conversion ratio applicable to the holders of GPU, Inc., common stock with respect to the Merger) is hereby ratified and confirmed, and the execution, on behalf of FirstEnergy Corp., of an engagement letter or agreement between FirstEnergy Corp. and Morgan Stanley by any officer or any assistant officer is hereby authorized, ratified and confirmed;

     RESOLVED FURTHER: That it is desirable and in the best interest of FirstEnergy Corp. that its securities to be issued in the Merger be qualified or registered for sale in various states; that each officer and each assistant officer is hereby authorized to determine the states in which appropriate action shall be taken to qualify or register for sale all or such part of FirstEnergy Corp.'s securities as said officers may deem advisable; that said officers are hereby authorized to perform on behalf of FirstEnergy Corp. any and all such acts as they may deem necessary or advisable in order to comply with the applicable laws of any such states, and in connection therewith to execute and file all requisite papers and documents, including, but not limited to applications, reports, surety bonds, irrevocable consents and appointments of attorneys for service of process, and that the execution by such officers of any such paper or document or the doing by them of any act in connection with the foregoing matters which shall conclusively establish their authority therefor from FirstEnergy Corp. and the approval and ratification by FirstEnergy Corp. of the papers and documents so executed and the actions so taken;

     RESOLVED FURTHER: That each officer and each assistant officer of FirstEnergy Corp. is hereby authorized to execute and deliver, on behalf of FirstEnergy Corp., any agreement or other document, and to do or cause to be done all acts, in either case as each of them, acting individually, may deem necessary or desirable or as counsel may advise, in connection with the transactions contemplated by the Agreement and the foregoing resolutions, and

     RESOLVED FURTHER: That all acts and deeds heretofore done by any director, officer or assistant officer of FirstEnergy Corp. for and on behalf of FirstEnergy Corp. in entering into, executing, acknowledging or attesting any arrangements, agreements, instruments or documents in connection with the Merger and the amendment to the Articles of Incorporation or in furtherance of the intentions of these resolutions are hereby ratified, approved and confirmed.


                        -------------------------------

     I, Edward J. Udovich, Assistant Corporate Secretary of FirstEnergy Corp., do hereby certify that the foregoing is a true and correct copy of resolutions duly adopted at meeting of the Board of Directors of FirstEnergy Corp. duly called and held on August 4, 2000, at which a quorum was in attendance and voting throughout, and that said resolutions have not since been rescinded but are still in full force and effect.

     Executed this 26th day of October 2000.

                                                  /s/ E. J. Udovich
                                        ----------------------------------------
                                        Assistant Corporate Secretary

                                   GPU, INC.
        CERTIFIED COPY OF CERTAIN RESOLUTIONS OF THE BOARD OF DIRECTORS
                           ADOPTED ON AUGUST 8, 2000
        _______________________________________________________________


WHEREAS, GPU, Inc. (the "Corporation") proposes to enter into an Agreement and Plan of Merger (the "Merger Agreement") with FirstEnergy Corp., an Ohio corporation ("First Energy"), pursuant to which the Corporation would be merged (the "Merger") with and into FirstEnergy and, among other things, each share of GPU's common stock, par value $2.50 per share ("GPU Common Stock"), issued and outstanding at the effective time of the Merger (other than shares of GPU Common Stock held in treasury by GPU) would be converted into the right to receive (i) $36.50 in cash, without interest (the "Cash Consideration"),
  (ii) a number of validly issued, fully paid and nonassessable shares of FirstEnergy Common Stock equal to the Exchange Ratio (as defined in the Merger Agreement) or (iii) a combination of cash and shares as provided in Sections 2.01(e), (g) and (h) of the Merger Agreement ((i), (ii) or (iii) as applicable, the "Merger Consideration"). The "Exchange Ratio" shall be equal to the quotient (rounded to the nearest ten thousandth, or if there is no nearest ten thousandth, the next higher ten thousandth) of the Cash Consideration divided by the FirstEnergy Share Price (as defined below); provided, however, that if the FirstEnergy Share Price is less than $24.2438, the "Exchange Ratio" shall be 1.5055, and if the FirstEnergy Share Price is greater than $29.6313, the "Exchange Ratio" shall be 1.2318. The "FirstEnergy Share Price" shall be equal to the average of the closing prices of the shares of FirstEnergy Common Stock on the New York Stock Exchange ("NYSE") Composite Transactions Reporting System, as reported in The Wall Street Journal (but subject to correction for typographical or other manifest errors in such reporting), over the 20 trading days ending on the trading day immediately preceding the fifth Business Day (as defined in Rule 14d-1(g)(3) under the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder (the "Exchange Act")) prior to the Election Deadline, as defined in the Merger Agreement. The amount of cash and the amount of stock to be received by shareholders of GPU will be subject to a Cash Election and a Stock Election as more fully set forth in the Merger Agreement.

NOW, THEREFORE, BE IT RESOLVED, that the Merger Agreement (a draft of which was presented to the Board of Directors at this meeting) and the transactions contemplated thereby, including the Merger, and all agreements and documents related thereto and contemplated thereby ("Related Documents"), are hereby authorized and approved, and each of the Chief Executive Officer, Chief Financial Officer and General Counsel (the "Authorized Officers"), or any person designated by the Authorized Officers,


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
     is hereby authorized and empowered, for and on behalf of the Corporation to execute and deliver the Merger Agreement and the Related Documents with such changes in the terms thereof as the individual executing the same shall approve, such approval to be conclusively evidenced by the execution thereof;

RESOLVED, that the Board of Directors has determined that the Merger Agreement and the Related Documents and the transactions contemplated thereby are fair to and in the best interest of the Corporation and the shareholders of the Corporation;

RESOLVED, that the Board of Directors recommends that the shareholders of the Corporation vote in favor of the adoption of the Merger Agreement.

RESOLVED, that each of the Authorized Officers or their designees is hereby authorized and empowered, for and on behalf of the Corporation, to prepare, execute and file Articles of Merger pursuant to Section 1927 of the Pennsylvania Business Corporation Law (the "PBCL") with the Department of State of the Commonwealth of Pennsylvania and to do all acts and things necessary or proper to effect the Merger;

RESOLVED, that each of the Authorized Officers or their designees is hereby authorized and empowered, for and on behalf of the Corporation, to prepare, execute, and cause to be filed with the Securities and Exchange Commission, pursuant to the Securities Exchange Act of 1934, as amended (the "1934 Act"), a proxy statement of the Corporation relating to the Special Meeting (which may be a joint proxy statement of the Corporation and FirstEnergy), and such other reports, statements and filings under the 1934 Act that any of said officers may determine to be necessary or advisable in connection with the Merger Agreement, the Related Documents and the transactions contemplated thereby, with power in any of said officers to cause to be filed any amendments (including, without limitation, post-effective amendments) or supplements thereto, in each case together with all documents required by and exhibits to such reports, statements and other filings, or any amendments or supplements thereto, as any of said officers, in his or her discretion, may deem necessary or advisable in connection with the Merger Agreement, the Related Documents and the transactions contemplated hereby, all in accordance with the requirements of the 1934 Act, as applicable;

RESOLVED, that cash of the Authorized Officers or their designees is hereby authorized and empowered, for and on behalf of the Corporation, to prepare, execute and file (i) with the Department of Justice and the Federal Trade Commission a Notification and Report Form pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and any other reports, documents or information necessary or advisable to be filed thereunder, and (ii) any other reports, documents, applications or information as may be necessary or advisable to be filed with any governmental authority, in each case, with respect to or in connection with the consummation of the transactions contemplated by the Merger Agreement and the Related Documents (including, without limitation, filings under the Public Utility Holding Company Act of 1935; filings with the Federal Energy Regulatory Commission; filings with the Nuclear Regulatory Commission; filings with the Federal Communications Commission; and filings with the relevant New Jersey and Pennsylvania state regulatory authorities);

     RESOLVED, that each of the Authorized Officers or their designees is hereby authorized and empowered, for and on behalf of the Corporation, to take all such other actions: (i) seeking all consents and approvals of governmental authorities necessary or advisable in connection with the Merger Agreement taking such actions, if any, as are necessary or advisable to comply with the requirements of federal, state, and foreign laws or regulations, (ii) retaining such advisors, consultants and agents (including, but not limited to, stock transfer agents) as any of said officers, may deem necessary or advisable, and (iii) executing and delivering all agreements, undertakings, obligations, financing arrangements, instruments and other documents and taking such action as such officers, or any of them, consider necessary or advisable, in each case in order to effectuate the foregoing resolutions and to carry out the intent and purposes thereof or otherwise to effectuate any of the transactions contemplated by the foregoing resolutions; and

     RESOLVED, that any and all actions heretofore taken by any officer of the Corporation in connection with the Merger Agreements, Related Documents and the transactions contemplated thereby are hereby ratified and approved. ____________________

     THIS IS TO CERTIFY that the undersigned is Secretary of GPU, Inc., a corporation of the Commonwealth of Pennsylvania; that the above and foregoing is a true and correct copy of certain resolutions duly and regularly adopted by the Board of Directors of said Corporation at a meeting thereof duly convened and held on the 8th day of August, 2000, at which meeting a quorum was present and voted; and that said resolutions are in full force and effect.

     WITNESS the signature of the undersigned as such officer of the Corporation and its corporate seal hereunto affixed this 9th day of October, 2000.


(SEAL)                                              /s/ Scott L. Guibord
                                                    ----------------------------
                                                    Scott L. Guibord, Secretary

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